                                                                   EXHIBIT 23.01


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated March 24, 1999, except for Note 10, as to which the date is March 31, 1999, in the Registration Statement (Form S-1) dated April 20, 1999, and related Prospectus of Salem Communications Corporation for the registration of shares of its common stock.

        Our audits also included the financial statement schedule of Salem Communications Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                             /s/ ERNST & YOUNG LLP

Woodland Hills, California
April 16, 1999